McKee Nelson LLP

5 Times Square, 35th Floor

New York, New York 10036

917-777-4340

May 5, 2004

VIA EDGAR

Securities and Exchange Commission

450 Fifth Street, N.W.

Judiciary Plaza

Washington, DC 20549

Re:

Credit Suisse First Boston Mortgage Securities Corp.,

CSFB Series 2003-AR30,

CSFB Mortgage-Backed Pass-Through Certificates, Series 2003-AR30

Form 8-K/A to Current Report on Form 8-K

Ladies and Gentlemen:

On behalf of Credit Suisse First Boston Mortgage Securities Corp. and CSFB Series 2003-AR30, we transmit herewith for filing under the Securities Act of 1934, as amended, a copy of a Current Report on Form 8-K/A, including the exhibits thereto, with a conformed signature, the original of which is on file in our offices.

This Current Report on Form 8-K/A is being filed to amend and supplement the Current Report on Form 8-K originally dated December 1, 2003, in connection with the issuance of CSFB Mortgage-Backed Pass-Through Certificates, Series 2003-AR30.

If you have any question concerning the transmitted materials, please do not hesitate to contact the undersigned at (917) 777-4340.

Please acknowledge receipt of this transmission by notifying the person indicated in the “Notify” line in the submission header of the above-referenced filing.

Sincerely,

/s/  Michael Braun

Michael Braun

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

_____

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) May 5, 2004

Credit Suisse First Boston Mortgage Securities Corp.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-61840 (Commission File Number)	13-3320910 (IRS Employer ID Number)

11 Madison Avenue, New York, N.Y.	10010
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code:	(212) 325-2000

N/A (Former name or former address, if changed since last report)

Table of Contents

Item 5.  Other Events.

This Current Report on Form 8-K/A is being filed to amend and supplement the Current Report on Form 8-K originally dated December 1, 2003, in connection with the issuance of CSFB Mortgage-Backed Pass-Through Certificates, Series 2003-AR30, in order to amend Article II and Schedule IIIA of the Pooling and Servicing Agreement by and among CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., as depositor, DLJ MORTGAGE CAPITAL, INC. as a seller, WASHINGTON MUTUAL MORTGAGE SECURITIES CORP. as a servicer and as a seller,  WELLS FARGO BANK, N.A., as trust administrator and master servicer, FAIRBANKS CAPITAL CORP., as a servicer, GREENPOINT MORTGAGE FUNDING, INC., as a servicer, WILSHIRE CREDIT CORPORATION, as special servicer and U.S.BANK NATIONAL ASSOCIATION, as trustee.

Item 7.

Financial Statements, Pro Forma Financial Information and Exhibits.

(q)

Not applicable.

(r)

Not applicable.

(s)

Exhibits:

4.1*	Pooling and Servicing Agreement
4.2	Amendment to the Pooling and Servicing Agreement
* Incorporated by reference

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CREDIT SUISSE FIRST BOSTON MORTGAGE CORP.

By:

/s/ John P. Graham

Name:

John P. Graham

Title:

Vice President

Dated:  May 5, 2004

EXHIBIT 4.1